Exhibit 10.1

TERMINATION

OF

PURCHASE AND ASSUMPTION AGREEMENT

This Termination of Purchase and Assumption Agreement (this “Agreement”) is entered into effective December 28, 2009, by and between Sterling Bank, a Texas chartered banking association (“Buyer”) and First Bank, a Missouri state chartered bank (“Seller”).

WHEREAS, effective as of August 7, 2009, Buyer and Seller executed a Purchase and Assumption Agreement (the “Purchase and Assumption Agreement”).

WHEREAS, Section 10.1(a) of the Purchase and Assumption Agreement permits Buyer and Seller to terminate the Purchase and Assumption Agreement.

NOW, THEREFORE, Buyer and Seller hereby terminate the Purchase and Assumption Agreement with such effect as provided under Section 10.2 of the Purchase and Assumption Agreement.

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement on the date first above written.

STERLING BANK

By:	/s/ J. Downey Bridgwater
J. Downey Bridgwater
Chairman of the Board, President and Chief Executive Officer

FIRST BANK

By:	/s/ Terrance M. McCarthy
Terrance M. McCarthy
Chairman, President and Chief Executive Officer